                         SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]


Check the appropriate box:


[ ]  Preliminary Proxy Statement


[ ]  Confidential for use of the Commission Only (as permitted by Rule
   14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ] Definitive Additional Materials


[ ] Soliciting Material Pursuant to  Section  240.14a-11(c) or  Section
   240.14a-12


                             ALLTRISTA CORPORATION
               (Name of Registrant as Specified In Its Charter)


                            MARLIN PARTNERS II, L.P
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):


[X] No fee required


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


   1)  Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


   1)  Amount Previously Paid:

    ----------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

   3)  Filing Party:

    ----------------------------------------------------------------------------

   4)  Date Filed:

    ----------------------------------------------------------------------------

                             ALLTRISTA CORPORATION

                   -----------------------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                   -----------------------------------------
       PROXY STATEMENT OF MARLIN PARTNERS II, L.P. IN OPPOSITION TO THE
                  BOARD OF DIRECTORS OF ALLTRISTA CORPORATION


     This Proxy Statement is being furnished to holders of common stock, no par value ("Common Stock"), of Alltrista Corporation, an Indiana corporation (the "Company"), in connection with the solicitation of proxies for use at the 2001 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Company's principal executive offices are located at 5875 Castle Creek Parkway, North Drive, Suite 440, Indianapolis, Indiana 46250-4330. The solicitation is being conducted by Marlin Partners II, L.P. ("Marlin"). Marlin's principal executive offices are located at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580. Marlin beneficially owns approximately 9.8% of the Common Stock reported outstanding on March 23, 2001. As more fully discussed below, Marlin is soliciting proxies in connection with the Annual Meeting for the election of Mr. Martin E. Franklin and Mr. Ian G.H. Ashken as directors of the Company (collectively, the "Marlin Nominees" and each, a "Marlin Nominee"), to serve until their successors are duly elected and qualified.


     The Company has announced that the Annual Meeting will be held at 9:30 a.m. (EST), on June 1, 2001. Only stockholders of record at the close of business on March 23, 2001, the record date for the Annual Meeting (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting.


     You are urged to sign and date the BLUE proxy card to be supplied by Marlin and return it in the enclosed envelope whether or not you attend the meeting.


     YOUR VOTE IS IMPORTANT. If you agree with the reasons for Marlin's solicitation set forth in this Proxy Statement and believe that the election of the Marlin Nominees to the Board of Directors can make a difference, we urge you to vote for the election of Marlin's nominees, no matter how many or how few shares you own.


     MARLIN URGES YOU NOT TO SIGN ANY PROXY CARD THAT IS SENT TO YOU BY THE COMPANY.


   If you have any questions, please call:



                           MACKENZIE PARTNERS, INC.
                               156 Fifth Avenue
                              New York, NY 10010
                           Toll Free (800) 322-2885


     This Proxy Statement is first being sent or given to stockholders on or about April 19, 2001.

                                    GENERAL

     At the Annual Meeting, two directors are to be elected to the Company's Board of Directors (the "Board of Directors") to hold office for a three-year term and until their successors have been elected and qualified. Marlin is seeking your proxy for the election to the Board of Directors of two individuals -- Mr. Martin E. Franklin and Mr. Ian G.H. Ashken (the "Marlin Nominees").

     The Company reported in its annual report on Form 10-K filed on March 27, 2001 that, as of March 23, 2001, the Company's outstanding voting securities consisted of 6,354,538 shares of Common Stock. In accordance with the Indiana Business Corporation Law, directors are elected by an affirmative majority of the votes cast "for" or "against" the nominees by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker non-votes are considered neither a vote "for" nor "against" the nominees. For information concerning voting procedures at the Annual Meeting, see "Voting and Proxy Procedures."

     Marlin is a Delaware limited partnership formed on December 2, 1999, and is a private investment fund whose sole purpose is to invest in the shares of the Company. Marlin beneficially owns 620,800 shares of Common Stock, representing approximately 9.8% of the outstanding shares of Common Stock, as of March 23, 2001.


                         REASONS FOR THIS SOLICITATION

     Marlin has nominated the Marlin Nominees for election as directors because the Marlin Nominees are significant beneficial shareholders of the Company with substantial business experience and have stated an intent to focus the business on the creation of shareholder value. On May 26, 2000, the Board of Directors announced that it would pursue strategic alternatives, including a sale of the Company, to enhance shareholder value and proceeded to retain Bear Stearns. The Company subsequently initiated a process through which it has solicited indications of interest in a possible sale of the Company. As of March 23, 2001, the current Board of Directors and senior management owned less than 1.6% (excluding options) of the shares of the Company. Marlin believes that the election of the Marlin Nominees, with their significant beneficial ownership of the shares of the Company, will enhance the representation of all shareholders at the board level. Marlin believes that the Marlin Nominees, who would not constitute a majority of the Board of Directors if elected, would contribute to the Board of Directors' efforts in creating shareholder value for the Company in the long term, whether or not the Company is sold as part of the Company's ongoing process to pursue strategic alternatives.

     Marlin is participating in the process initiated by the Company, and on January 29, 2001, signed a confidentiality agreement with the Company in respect thereof. In connection with the process undertaken by the Company, representatives of Marlin visited the Company in early March 2001.

     The Marlin Nominees are managing partners of Marlin and, if elected, intend to act in the best interests of all of the Company's shareholders. There can be no assurances that the Marlin Nominees and the Board of Directors will succeed in creating shareholder value.

     Background of Marlin's Efforts to Increase Value for the Company's Shareholders

     Mr. Martin E. Franklin contacted Mr. Thomas Clark, President of the Company, in March 2000 to explore alternative paths to maximize shareholder value. Mr. Franklin suggested that the best alternative for the Company's management to orchestrate this would be a privatization of the Company, and Marlin itself offered a bid of $30 per share, a 44.7% premium over the closing stock price on March 14, 2000. In May 2000, the Board of Directors announced that it would pursue strategic options to enhance shareholder value and retained Bear Stearns to assist in that regard. In light of what appeared to Marlin to be a lack of progress to enhance shareholder value, Mr. Franklin offered in July 2000 to perform a due diligence review of the Company on a non-exclusive basis, with a view to making an unconditional offer to purchase the Company within six weeks of commencing due diligence. In August 2000, Mr. Franklin requested Mr. Clark to call a special meeting of the shareholders to vote upon a resolution directing the Board of Directors to, in the best interests of the shareholders, pursue a sale process of the Company. Because Marlin did not receive any response to various letters directed to Mr. Clark, in October 2000, Mr. Franklin requested Mr. Clark to (i) respond to his prior requests including the request for a privatization of the Company, (ii) explain what strategic options were in fact being reviewed by the Board of Directors,

(iii) invite a representative of Marlin to join the Board of Directors, and
(iv) rescind or amend the Company's "poison pill". Marlin has received no formal response to any of the requests stated above.

     MARLIN RECOMMENDS A VOTE FOR THE ELECTION OF THE MARLIN NOMINEES BECAUSE MARLIN BELIEVES THAT THE MARLIN NOMINEES WOULD CONTRIBUTE TO THE CREATION OF SHAREHOLDER VALUE IN THE LONG TERM, WHETHER OR NOT THE COMPANY IS SOLD AS PART OF THE COMPANY'S ONGOING PROCESS TO PURSUE STRATEGIC ALTERNATIVES.


                       NOMINEES FOR ELECTION AS DIRECTORS

     The Company Proxy Statement discloses that the Board of Directors currently consists of seven directors, divided into three classes. One of the three classes is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire or for the year next following their seventieth birthday and until their successors are elected and qualified, unless prior to that time they have resigned, retired or otherwise left office. Based on the information in the Company Proxy Statement, two directors are to be elected at the Annual Meeting. The directors so elected will serve in such capacity for a three-year term to expire at the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified.

     On January 29, 2001, Marlin gave notice to the Company of its intention to nominate at the 2001 Annual Meeting two individuals to serve as directors of the Company.

     Marlin is proposing the election of the two Marlin Nominees to the Board of Directors. Each of the Marlin Nominees has consented to being named as a nominee in this Proxy Statement. Marlin does not expect that either of the Marlin Nominees will be unable to stand for election, but in the event that a vacancy in the slate of Marlin Nominees should occur unexpectedly, the shares of Common Stock represented by the proxy card furnished by Marlin will be voted for a substitute candidate selected by Marlin. If the Company expands the size of the Board of Directors subsequent to the date of this proxy statement and Marlin determines to add nominees, Marlin will supplement this proxy statement. If, however, the Company does not leave reasonable time before the 2001 Annual Meeting to supplement this proxy statement, Marlin reserves the right to nominate additional nominees and to use the discretionary authority granted by the proxies it is soliciting to vote for such additional nominees, or to seek judicial relief.

     The following information concerning age, principal occupation and business experience during the last five years, and current directorships has been furnished to Marlin by the Marlin Nominees, both of whom have expressed their willingness to serve on the Board of Directors if elected.

     Mr. Franklin, age 36, is a managing member of Marlin Management, L.L.C., the general partner of Marlin, the stockholder who intends to make the nomination. He is currently and has been the Chairman and Chief Executive Officer of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. In addition to serving on various private company boards, Mr. Franklin was the Chairman of the Board of Directors of Bolle Inc. ("Bolle"), an American Stock Exchange company engaged in the design, manufacture and marketing of premium sunglasses, sport shields, goggles and tactical eyewear under the Bolle (Registered Trademark) brand, from February 1997 until February 2000, when Bolle was purchased by Worldwide Sports & Recreation, Inc. in a tender offer. Mr. Franklin has previously held positions as Chairman and Chief Executive Officer of Lumen Technologies (f/k/a BEC Group, Inc.), a New York Stock Exchange company, from May 1996 to December 1998 and of its predecessor, Benson Eyecare Corporation, a New York Stock Exchange company, from October 1992 to May 1996. In addition, Mr. Franklin has served as a director of Specialty Catalog Corp., a Nasdaq company, since 1994, as a director of Corporate Express, Inc., a Nasdaq company, from April 1999 through November 1999, and as a director of OptiCare Health Systems, Inc, an American Stock Exchange company, from August 1999 to January 2001.

     Mr. Ashken, age 40, is a managing member of Marlin Management, L.L.C., the general partner of Marlin, the stockholder who intends to make the nomination. He is currently and has been the Vice-Chairman and Executive Vice President of the general partner of Marlin Capital, L.P., a private investment partnership, and its affiliates since October 1996. In addition to serving on various private company boards, Mr. Ashken was the Vice-Chairman of the Board of Directors of Bolle from December 1998 until February 2000, when Bolle was purchased by Worldwide Sports & Recreation, Inc. in a tender offer; from February 1997 until his appointment as Vice-Chairman Mr. Ashken was the Chief Financial Officer and a Director of Bolle. Mr. Ashken has previously held positions as Chief Financial Officer and a director of Lumen Technologies (f/k/a BEC Group, Inc.), a New York Stock Exchange company, from May 1996 to December 1998 and of its predecessor, Benson Eyecare Corporation, a New York Stock Exchange company, from October 1992 to May 1996. In addition, Mr. Ashken served as a director of OptiCare Health Systems, Inc, an American Stock Exchange company, from August 1999 to January 2001.

     If elected, each Marlin Nominee would receive such directors' fees as may be payable by the Company in accordance with its practice at the time. There are no other understandings or arrangements between Marlin and any Marlin Nominee relating to the matters contemplated by this Proxy Statement.

     Additional information concerning the Marlin Nominees is set forth in Appendix A to this Proxy Statement.


                             SOLICITATION; EXPENSES

     Proxies may be solicited by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Proxies may be similarly solicited by Marlin and by the Marlin Nominees. No additional compensation will be paid to Marlin and to the Marlin Nominees for the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Marlin solicitation material to their customers for whom they hold shares and Marlin will reimburse them for their reasonable out-of-pocket expenses.

     Marlin has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies and for related services. Marlin will pay MacKenzie an estimated fee of up to $50,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. Approximately 75 persons will be used by MacKenzie in its solicitation efforts.

     The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by Marlin.

     Marlin estimates that the total expenditures relating to its proxy solicitation incurred by Marlin will be approximately $85,000, approximately $25,000 of which has been incurred to date. Marlin intends to seek reimbursement from the Company for those expenses incurred by Marlin if the Marlin Nominees are elected to the Board of Directors. It does not intend to propose to the Board of Directors that the question of such reimbursement be put to a vote of the Company's stockholders.


                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                            DIRECTORS AND MANAGEMENT

     See Appendix C for information regarding persons who beneficially own more than 5% of the Common Stock and the ownership of the Common Stock by Company management and the members of the Board of Directors.


                          VOTING AND PROXY PROCEDURES

     For the proxy solicited hereby to be voted, the BLUE proxy card to be supplied by Marlin must be signed, dated and returned to Marlin, c/o MacKenzie in the enclosed envelope in time to be voted at the Annual Meeting. IF YOU WISH TO VOTE FOR THE MARLIN NOMINEES, YOU MUST SUBMIT THE BLUE PROXY CARD TO BE SUPPLIED BY MARLIN AND MUST NOT SUBMIT THE COMPANY'S PROXY CARD. ONCE YOU HAVE RETURNED THE COMPANY'S PROXY CARD TO THE COMPANY, YOU HAVE THE RIGHT TO REVOKE IT AS TO ALL MATTERS COVERED THEREBY AND MAY DO SO BY SUBSEQUENTLY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

     If your shares are held in the name of a brokerage firm, bank or nominee, only that entity can vote such shares and only upon receipt of your specific instruction. Accordingly, we urge you to contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card.

     Execution of a BLUE proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation, (ii) submitting a duly executed proxy bearing a later date to the Secretary of the Company or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

     The holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum under the Company's bylaws. Election of the Marlin Nominees requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. Consequently, only shares of Common Stock that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality of votes. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee (including broker non-votes) and shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward such nominee's attainment of a plurality.

     Shares of Common Stock represented by a valid, unrevoked BLUE proxy card will be voted as specified. You may vote FOR the election of the Marlin Nominees or withhold authority to vote for the election of the Nominees by marking the proper box on the BLUE proxy card. You may also withhold your vote from any of the Marlin Nominees by writing the name of such nominee in the space provided on the BLUE proxy card. If no specification is made, such shares will be voted FOR the election of all of the Marlin Nominees. Therefore, if you want your vote to be counted for the election of the Marlin Nominees, you must execute and return a BLUE proxy card.

     Except as set forth in this Proxy Statement, Marlin is not aware of any other matter to be considered at the Annual Meeting. However, if Marlin learns of any other proposals made at a reasonable time before the Annual Meeting, Marlin will either supplement this Proxy Statement and provide an opportunity to Stockholders to vote by proxy directly on such matter or will not exercise discretionary authority with respect thereto. If other proposals are made thereafter the persons named as proxies on the BLUE proxy card to be supplied by Marlin will vote proxies solicited hereby in their discretion.

     Only holders of record of Common Stock on March 23, 2001, the Record Date established by the Board of Directors for the Annual Meeting, will be entitled to vote at the Annual Meeting. If you are a stockholder of record on the Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares on the BLUE proxy card, even if you sell such shares after such date.

     Marlin believes that it is in your best interest to elect the Marlin Nominees at the Annual Meeting because the Marlin Nominees are committed to actively exploring a sale of the Company or any other alternative that might provide greater shareholder value than a sale. There can be no assurance that the election of the Marlin Nominees or a sale of the Company will maximize shareholder value. MARLIN RECOMMENDS A VOTE FOR THE ELECTION OF THE MARLIN NOMINEES BECAUSE MARLIN BELIEVES THAT THE MARLIN NOMINEES WOULD CONTRIBUTE TO THE CREATION OF SHAREHOLDER VALUE IN THE LONG TERM, WHETHER OR NOT THE COMPANY IS SOLD AS PART OF THE COMPANY'S ONGOING PROCESS TO PURSUE STRATEGIC ALTERNATIVES.


                                        Marlin Partners II, L.P.
                                        April 19, 2001

                                                                     APPENDIX A


         INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION


     The following sets forth the name, business address, and the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) as of March 23, 2001 by each of (i) Marlin and (ii) the Marlin Nominees:




                                                             NUMBER OF SHARES OF
                                                               COMMON STOCK OF
                                                                 THE COMPANY             PERCENT OF COMMON
NAME                               BUSINESS ADDRESS         BENEFICIALLY OWNED(1)     STOCK OF THE COMPANY(1)
--------------------------   ---------------------------   -----------------------   ------------------------
Marlin Partners II, L.P.     555 Theodore Fremd Avenue     620,800                              9.76%
                             Suite B-302
                             Rye, NY 10580
Mr. Martin E. Franklin       555 Theodore Fremd Avenue     620,800                              9.76%
                             Suite B-302
                             Rye, NY 10580
Mr. Ian G. H. Ashken         555 Theodore Fremd Avenue     620,800                              9.76%
                             Suite B-302
                             Rye, NY 10580

----------
(1) All percentages are based on the 6,354,538 shares of Common Stock outstanding as of March 23, 2001 according to the Company's report on Form 10-K filed on March 27, 2001.


                               ----------------

     Except as set forth in this Proxy Statement, in the Appendices hereto or filings of Marlin pursuant to Section 13 of the Securities and Exchange Act of 1934, to the best knowledge of Marlin, none of Marlin, any of the persons participating in this solicitation on behalf of Marlin, any of the Marlin Nominees nor any associate of any of the foregoing persons (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will be or may be a party. In addition, except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of Marlin, none of Marlin, any of the persons participating in this solicitation on behalf of Marlin, any of the Marlin Nominees, nor any associate of any of the foregoing persons has had or is deemed to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or in any proposed transaction, to which the Company or any of its affiliates was or is a party.


     None of the corporations or organizations in which any of the Marlin Nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and none of the Marlin Nominees holds any position or office with the Company, has any family relationship with any executive officer or director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation.

                                                                     APPENDIX B


                TRANSACTIONS IN SHARES OF ALLTRISTA CORPORATION


     The following table sets forth information with respect to all purchases and sales of shares of Common Stock by Marlin and its associates, affiliates and the Marlin Nominees during the past two years:




                                DATE OF        NATURE OF      NUMBER OF      PRICE PER
FOR THE ACCOUNT OF:           TRANSACTION     TRANSACTION       SHARES         SHARE
--------------------------   -------------   -------------   -----------   ------------
Marlin Partners II, L.P.      12/15/1999     Purchase           15,000       $ 21.375
Marlin Partners II, L.P.      12/16/1999     Purchase          234,000       $ 21.50
Marlin Partners II, L.P.      12/16/1999     Purchase           17,500       $ 21.25
Marlin Partners II, L.P.      12/31/1999     Purchase            5,500       $ 22.00
Marlin Partners II, L.P.        1/3/2000     Purchase            1,300       $ 21.81
Marlin Partners II, L.P.        1/5/2000     Purchase          100,000       $ 22.00
Marlin Partners II, L.P.       1/11/2000     Purchase          150,000       $ 22.33
Marlin Partners II, L.P.       4/28/2000     Purchase           26,000       $ 20.79
Marlin Partners II, L.P.        5/1/2000     Purchase              200       $ 21.44
Marlin Partners II, L.P.        5/2/2000     Purchase            3,800       $ 21.50
Marlin Partners II, L.P.        5/4/2000     Purchase            1,300       $ 21.50
Marlin Partners II, L.P.        5/5/2000     Purchase            7,700       $ 21.50
Marlin Partners II, L.P.        5/8/2000     Purchase            1,400       $ 21.50
Marlin Partners II, L.P.       5/10/2000     Purchase           10,000       $ 21.50
Marlin Partners II, L.P.       5/11/2000     Purchase            2,000       $ 21.50
Marlin Partners II, L.P.      10/12/2000     Purchase           10,000       $ 11.78
Marlin Partners II, L.P.      10/20/2000     Purchase           30,000       $ 12.08
Marlin Partners II, L.P.        10/24/00     Purchase            5,100       $ 11.81

                                                                     APPENDIX C


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, to the knowledge of Marlin based on a review of publicly available information filed with the SEC, each person (other than directors, whose beneficial ownership is in the table on the following page) reported to own beneficially more than 5% of the outstanding Common
Stock:




NAME AND ADDRESS OF                          AMOUNT AND NATURE OF BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                                OWNERSHIP OF COMMON STOCK         CLASS(5)
-----------------------------------------   ---------------------------------   -----------
AXA Financial, Inc.                                      756,730(1)                 11.90%
1290 Avenue of the Americas, 11th Floor
New York, NY 10104

Marlin Partners II, L.P.                                 620,800                     9.76
555 Theodore Fremd Avenue, Ste B302
Rye, NY 10580

First Manhattan Co.                                      605,459(2)                  9.52
437 Madison Avenue
New York, NY 10022-7002

Steel Partners II, L.P.                                  587,300(3)                  9.24
150 East 52nd Street, 21st Floor
New York, NY 10022

Wachovia Corporation and Wachovia Bank,                  364,700(4)                  5.73
National Association
100 North Main Street
Winston-Salem, NC 27104

----------
(1) Based solely on a Schedule 13G filed as amended and filed February 12, 2001 with the Securities and Exchange Commission ("SEC") by a group (collectively referred to hereinafter as the "AXA Group") and their subsidiaries. The AXA Group includes AXA Financial, Inc.; AXA, the majority shareholder of AXA Financial, Inc.; and four French mutual insurance companies which, as a group, control AXA: AXA Assurance I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Conseil Vie Assurances Mutuelle is 370, rue Saint Honore, 75001 Paris, France. The address for AXA Courtage Assurances Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The AXA Group has sole voting power over 627,875 of these shares and shared voting power over 7,305 of these shares.

(2) Based solely on a Schedule 13G as amended and filed February 7, 2001 with the SEC by First Manhattan Co. The Schedule 13G further reports that First Manhattan Co. has sole dispositive power and power to vote 17,550 of these shares, shared power to vote 581,099 of these shares, and shared dispositive power of 587,909 of these shares. First Manhattan Co. disclaims dispositive power as to 1,000 of such shares and beneficial ownership as to 91,300 of such shares.

(3) Based solely on a Schedule 13D filed January 16, 2001 with the SEC by Steel Partners II, L.P.

(4) Based solely on a Schedule 13G as amended and filed February 14, 2001 with the SEC by Wachovia Corporation and Wachovia Bank, National Association. The Schedule 13G reports that Wachovia Corporation and Wachovia Bank, National Association has sole dispositive power and power to vote 150 of these shares.

(5) Percent of Class is based upon the common shares outstanding and entitled to vote as of March 23, 2001. There were 6,354,538 shares outstanding and entitled to vote as of March 23, 2001 according to the Company's report on Form 10-K filed on March 27, 2001.

                       SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth, to the knowledge of Marlin based on a review of publicly available information filed with the SEC, information as of March 23, 2001 with respect to the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers and all directors and executive officers as a group:




                                         AMOUNT AND NATURE OF BENEFICIAL                      PERCENT OF
                                                    OWNERSHIP                              COMMON STOCK(2)
                                -------------------------------------------------   ------------------------------
                                                                                      PERCENT OF
                                    COMMON                                              COMMON
                                     STOCK        STOCK OPTIONS                          STOCK         PERCENT OF
                                 BENEFICIALLY      EXERCISABLE                       BENEFICIALLY        COMMON
                                     OWNED          WITHIN 60        TOTAL STOCK         OWNED           STOCK
                                   EXCLUDING         DAYS OF        BENEFICIALLY       EXCLUDING      BENEFICIALLY
NAME                                OPTIONS        RECORD DATE          OWNED           OPTION           OWNED
-----------------------------   --------------   ---------------   --------------   --------------   -------------
Kevin D. Bower ..............        4,024            11,459            15,483              *                *
Thomas B. Clark .............       39,363(1)         33,500            72,863              *             1.14%
Angela K. Knowlton ..........        1,207             3,500             4,707              *                *
Douglas W. Huemme ...........          675             1,000             1,675              *                *
Jerry T. McDowell ...........       23,720            27,752            51,472              *                *
Richard L. Molen ............          350             5,050             5,400              *                *
Lynda W. Popwell ............          425             3,000             3,425              *                *
Patrick W. Rooney ...........          800             4,700             5,500              *                *
David L. Swift ..............          700             5,400             6,100              *                *
J. David Tolbert ............        1,801             4,500             6,301              *                *
Robert L. Wood ..............            0             1,000             1,000              *                *
All of the above and present
executive officers as a group
(11 persons) ................       73,065           100,861           173,926            1.6%            2.69%

----------
*     Less than 1%

(1) Includes 29,791 shares held in trust for which he disclaims any beneficial ownership.

(2) Percent of class is based upon the common shares outstanding and entitled to vote as of March 23, 2001. There were 6,354,538 shares outstanding and entitled to vote as of March 23, 2001 according to the Company's report on Form 10-K filed on March 27, 2001.

                                                                     BLUE PROXY
                             ALLTRISTA CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF MARLIN PARTNERS II, L.P.

     The undersigned stockholder of Alltrista Corporation (the "Company") hereby appoints Mr. Martin E. Franklin and Mr. Ian G.H. Ashken, and each of them, with several powers of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Indianapolis Marriott North, 3645 River Crossing Parkway, Indianapolis, Indiana 46240 on Friday, June 1, 2001 at 9:30 a.m. (EST), and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Marlin Proxy Statement.

     The undersigned stockholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company or by attending the Annual Meeting of Stockholders.


       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.

     Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

     PLEASE MARK
 [X] VOTED AS IN
     THIS EXAMPLE

1. Election of Directors: MR. MARTIN E. FRANKLIN, MR. IAN G. H. ASHKEN
                                                       FOR  [ ]    WITHHELD  [ ]

     --------------------------
  INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided above.

  To transact such other business as may properly come before the meeting or any adjournment thereof.

                                            The undersigned stockholder(s)
                                            authorize(s) the proxies to vote on
                                            the above matter as indicated and
                                            to vote, in their discretion, upon
                                            such other matters as may properly
                                            come before the Annual Meeting or
                                            any adjournments or postponements
                                            thereof.


                                            -----------------------------------

                                            Stockholder sign here

                                            -----------------------------------
                                            Co-owner sign here



                                            -----------------------------------
                                            Title                  Dated